National Vision Holdings, Inc. Reports Second Quarter 2019 Financial Results

•	Net revenue increased 11.4% to $429.5 million

•	70th consecutive quarter of positive comparable store sales growth

•	Comparable store sales growth of 4.4%; Adjusted comparable store sales growth of 3.8%

•	Net income of $10.3 million; Adjusted net income increased 3.6% to $16.3 million

•	Adjusted EBITDA increased 7.2% to $49.8 million

•	Diluted EPS of $0.13; Adjusted diluted EPS was unchanged at $0.20

•	Reaffirms Fiscal 2019 Outlook

Duluth, Ga. -- August 6, 2019 -- National Vision Holdings, Inc. (NASDAQ: EYE) (“National Vision” or the “Company”) today reported its financial results for the second quarter ended June 29, 2019.
Reade Fahs, chief executive officer, stated, “The National Vision team delivered its 70th consecutive quarter of positive comparable store sales growth. We are pleased that, after a softer start, sales steadily improved as the second quarter progressed. These results reflect the ongoing strength of our value proposition, business model, and operational teamwork. We opened 24 stores in the quarter, and are on track to achieve our 2019 store opening plans. We remain confident in and committed to our growth plans in U.S. value optical retail.”
Adjusted comparable store sales growth, adjusted diluted EPS, adjusted EBITDA, adjusted EBITDA margin, adjusted net income and EBITDA are not measures recognized under generally accepted accounting principles (“GAAP”). Please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below for more information.

Second Quarter 2019 Summary

•
Net revenue increased 11.4% to $429.5 million from $385.5 million for the second quarter of 2018. Net revenue was positively impacted by approximately 40 basis points due to the timing of unearned revenue.

•	Comparable store sales growth was 4.4% and adjusted comparable store sales growth was 3.8% for the second quarter of 2019.

•	The Company opened 24 new stores, closed one store and ended the quarter with 1,128 stores. Overall, store count grew 7.4% from June 30, 2018 to June 29, 2019.

•
Costs applicable to revenue increased 14.4% to $202.5 million from $177.1 million for the second quarter of 2018. As a percentage of net revenue, costs applicable to revenue increased 130 basis points to 47.2% from 45.9% for the second quarter of 2018. This increase as a percentage of net revenue was primarily driven by increased net revenue from AC Lens contact lens distribution business growth and, to a lesser extent, higher optometrist costs that were partially offset by a higher mix of exam sales as a result of the Company's growing managed care business.

•
Selling, general and administrative expenses (“SG&A”) increased 10.1% to $182.3 million from $165.6 million for the second quarter of 2018. As a percentage of net revenue, SG&A decreased 60 basis points to 42.4% from 43.0% for the second quarter of 2018. This decrease as a percentage of net revenue was primarily driven by increased net revenue from AC Lens contact lens distribution business growth and store payroll leverage, partially offset by investment in advertising.

•	Net income was $10.3 million compared to $12.5 million for the second quarter of 2018. Diluted EPS was $0.13 compared to $0.16 for the second quarter of 2018.

•
Adjusted net income increased 3.6% to $16.3 million compared to $15.7 million for the second quarter of 2018. Adjusted diluted EPS was $0.20 per diluted share compared to $0.20 per diluted share for the second quarter of 2018. The net change in margin on unearned revenue benefited year-over-year adjusted net income growth by 460 basis points.

•
Adjusted EBITDA increased 7.2% to $49.8 million compared to $46.5 million for the second quarter of 2018. The net change in margin on unearned revenue benefited year-over-year adjusted EBITDA growth by 210 basis points. Adjusted EBITDA margin decreased to 11.6% from 12.1% for the second quarter of 2018, primarily due to investment in advertising and increased net revenues from AC Lens contact lens distribution business growth, partially offset by the net change in margin on unearned revenue.

Six-Month Period Highlights

•	Net revenue increased 12.2% to $890.7 million from $793.5 million for the same period of 2018. Net revenue was negatively impacted by 50 basis points due to the timing of unearned revenue.

•	Comparable store sales growth was 5.4% and adjusted comparable store sales growth was 5.3%.

•	The Company opened 50 new stores, closed four stores and ended the quarter with 1,128 stores. Overall, store count grew 7.4% from June 30, 2018 to June 29, 2019.

•
Costs applicable to revenue increased 15.9% to $414.5 million from $357.5 million for the same period of 2018. As a percentage of net revenue, costs applicable to revenue increased 140 basis points to 46.5% from 45.1% for the same period of 2018. This increase as a percentage of net revenue was primarily driven by increased net revenue from AC Lens contact lens distribution business growth and, to a lesser extent, higher optometrist costs that were partially offset by a higher mix of eye exam sales as a result of the Company's growing managed care business.

•
SG&A increased 11.8% to $376.2 million from $336.3 million for the same period of 2018. As a percentage of net revenue, SG&A decreased 20 basis points to 42.2% from 42.4% for the same period of 2018. This decrease as a percentage of net revenue was primarily driven by increased net revenue from AC Lens contact lens distribution business growth, store payroll leverage and secondary public offering expenses incurred during the six months ended June 30, 2018 not recurring during the six months ended June 29, 2019, partially offset by investment in advertising and non-recurring management realignment and associated stock compensation expenses.

•	Net income was $27.7 million compared to net income of $36.9 million for the same period of 2018. Diluted EPS was $0.34 compared to $0.47 per share for the same period of 2018.

•
Adjusted net income increased 1.9% to $43.0 million compared to $42.2 million for the same period of 2018. Adjusted diluted EPS was $0.53 per diluted share compared to $0.54 per diluted share for the same period of 2018. The net change in margin on unearned revenue negatively impacted year-over-year adjusted net income growth by 450 basis points.

•
Adjusted EBITDA increased 5.5% to $113.1 million compared to $107.2 million for the same period of 2018. The net change in margin on unearned revenue negatively impacted year-over-year adjusted EBITDA growth by 240 basis points. Adjusted EBITDA margin decreased to 12.7% from 13.5% for the same period of 2018, due to investment in advertising, increased net revenue from AC Lens contact lens distribution business growth, and the net change in margin on unearned revenue.

Balance Sheet and Cash Flow Highlights as of June 29, 2019

•
The Company’s cash balance was $82.8 million as of June 29, 2019. The Company had no borrowings under its $100.0 million first lien revolving credit facility, exclusive of letters of credit of $5.5 million.

•	Total debt was $587.6 million as of June 29, 2019, consisting of outstanding first lien term loans and finance lease obligations.

•	Cash flows from operating activities for the first six months of 2019 were $119.3 million compared to $80.1 million for the same period of 2018.

•	Capital expenditures for the first six months of 2019 totaled $52.1 million compared to $48.7 million for the same period of 2018.

Recent Developments

•
On July 18, 2019, the Company amended its credit agreement to establish new first lien term loans in an aggregate principal amount of $420 million ("Term A Loans") and a new revolving credit facility in the aggregate principal amount of up to $300 million, of which $148 million was drawn as of closing of the amendment.

•	The Company used the proceeds from the Term A Loans and the new revolving credit facility to repay all outstanding loans under the existing credit agreement.

•	The initial applicable interest rate margin is 1.50% for the new first lien LIBOR loans and the new revolving credit facility.

Fiscal 2019 Outlook
The Company reaffirms its outlook for the fiscal year ending December 28, 2019, as follows:

Fiscal 2019 Outlook
New Stores	~75 New Stores
Adjusted Comparable Store Sales Growth	3 - 5%
Net Revenue[1]	$1.675 - $1.705 billion
Adjusted EBITDA	$186 - $191 million
Adjusted Net Income	$53.5 - $56.5 million
Depreciation and Amortization	$88 - $90 million
Interest[2]	$34 - $35 million
Tax Rate[3]	~26.0%
Capital Expenditures	$100 - $105 million
1 - Includes an estimated $20 - 25 million in incremental net revenue from AC Lens contact lens distribution business growth
2 - Updated for debt refinancing
3 - Excluding the impact of stock option exercises

The fiscal 2019 outlook information provided above includes Adjusted EBITDA and Adjusted Net Income guidance, which are non-GAAP financial measures management uses in measuring performance. The Company is not able to reconcile these forward-looking non-GAAP measures to GAAP without unreasonable efforts because it is not possible to predict with a reasonable degree of certainty the actual impact of certain items and unanticipated events, including taxes and non-recurring items, which would be included in GAAP results. The impact of such items and unanticipated events could be potentially significant.

The fiscal 2019 outlook information provided above is forward-looking, subject to significant business, economic, regulatory and competitive uncertainties and contingencies, many of which are beyond the control of the Company and its management, and based upon assumptions with respect to future decisions, which are subject to change. Actual results may vary and those variations may be material.

Conference Call Details
A conference call to discuss the second quarter 2019 financial results is scheduled for today, August 6, 2019, at 10:00 a.m. Eastern Time. The U.S. toll free dial-in for the conference call is 866-754-6931 and the international dial-in is 636-812-6625. The conference passcode is 5264677. A live audio webcast of the conference call will be available on the “Investors” section of the Company’s website www.nationalvision.com/investors, where presentation materials will be posted prior to the conference call.

A telephone replay will be available shortly after the broadcast through Tuesday, August 13, 2019, by dialing 855-859-2056 from the U.S. or 404-537-3406 from international locations, and entering conference passcode 5264677. A replay of the audio webcast will also be archived on the “Investors” section of the Company’s website.

About National Vision Holdings, Inc
National Vision Holdings, Inc. is one of the largest optical retail companies in the United States with over 1,100 retail stores in 44 states plus the District of Columbia and Puerto Rico. With a mission of helping people by making quality eyecare and eyewear more affordable and accessible, the Company operates five retail brands: America’s Best Contacts & Eyeglasses, Eyeglass World, Vision Centers inside select Walmart stores, Vista Opticals inside Fred Meyer stores and on select military bases, and several e-commerce websites, offering a variety of products and services for customers’ eyecare needs.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements contained under "Fiscal 2019 Outlook" as well as other statements related to our expectations regarding the performance of our industry, growth strategy, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. You can identify these forward looking statements by the use of words such as “outlook,” “guidance,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including our ability to open and operate new stores in a timely and cost-effective manner and to successfully enter new markets; our ability to recruit and retain vision care professionals for our stores; our relationships with managed vision care companies, vision insurance providers and other third-party payors; our operating relationships with our host and legacy partners; state, local and federal vision care and healthcare laws and regulations; our ability to maintain sufficient levels of cash flow from our operations to grow; the risk of loss or disruption in our distribution centers and optical laboratories; risks associated with vendors and suppliers from whom our products are sourced; macroeconomic factors and other factors impacting consumer spending beyond the Company’s control; competition in the optical retail industry; our dependence on a limited number of suppliers; risks associated with information technology systems and the security of personal information and payment card data collected by us and our vendors; any failure, inadequacy, interruption, security failure or breach of our information technology systems; our growth strategy’s impact on our existing resources and performance of our existing stores; our ability to retain senior management and attract new personnel; our ability to manage costs; the success of our marketing, advertising and promotional efforts; risks associated with leasing substantial amounts of space; technological advances that may reduce demand for our products; product liability, product recall or personal injury issues; risks associated with managed vision care laws and regulations; our increasing reliance on third-party coverage and reimbursement; issues regarding inventory management; risks related to our e-commerce business; seasonal fluctuations in our business; we may incur losses arising from our investments in technological innovators in the optical retail industry; legal regulatory risks, including adverse judgments or settlements from legal proceedings; our ability to protect our intellectual property; the impact our leverage has on our ability to raise additional capital to fund our operations; risks related to our debt agreements, including restrictions that may limit our flexibility in operating our business; our ability to generate sufficient cash flow to satisfy our significant debt service obligations; our dependence on subsidiaries to fund all of our operations and expenses; risks associated with maintaining the requirements of being a public company, and risks related to our common stock, including our ability to comply with requirements to maintain effective internal controls. Additional information about these and other factors that could cause National Vision’s results to differ materially from those described in the forward-looking statements can be found in filings by National Vision with the Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Non-GAAP Financial Measures
To supplement the Company’s financial information presented in accordance with GAAP and aid understanding of the Company’s business performance, the Company uses certain non-GAAP financial measures, namely “EBITDA,” “Adjusted EBITDA,” “Adjusted EBITDA Margin,” “Adjusted Net Income,” “Adjusted Diluted EPS,” “Adjusted SG&A” and “Adjusted SG&A Percent of Net Revenue.” We believe EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted EPS, Adjusted SG&A and Adjusted SG&A Percent of Net Revenue assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Management believes these non-GAAP financial measures are useful to investors in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate and capital investments. Management uses these non-GAAP financial measures to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, to establish discretionary annual incentive compensation and to compare our performance against that of other peer companies using similar measures. Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.

To supplement the Company’s comparable store sales growth presented in accordance with GAAP, the Company provides “Adjusted Comparable Store Sales Growth,” which is a non-GAAP financial measure we believe is useful because it provides timely and accurate information relating to the two core metrics of retail sales: number of transactions and value of transactions. Management uses Adjusted Comparable Store Sales Growth as the basis for key operating decisions, such as allocation of advertising to particular markets and implementation of special marketing programs. Accordingly, we believe that Adjusted Comparable Store Sales Growth provides timely and accurate information relating to the operational health and overall performance of each brand. We also believe that, for the same reasons, investors find our calculation of Adjusted Comparable Store Sales Growth to be meaningful.

EBITDA: We define EBITDA as net income, plus interest expense, income tax provision (benefit) and depreciation and amortization.

Adjusted EBITDA: We define Adjusted EBITDA as EBITDA, further adjusted to exclude stock compensation expense, asset impairment, new store pre-opening expenses, non-cash rent, secondary offering expenses, management realignment expenses, long-term incentive plan expense, and other expenses.

Adjusted EBITDA Margin: We define Adjusted EBITDA Margin as Adjusted EBITDA divided by net revenue.

Adjusted Net Income: We define Adjusted Net Income as net income, plus stock compensation expense, asset impairment, new store pre-opening expenses, non-cash rent, secondary offering expenses, management realignment expenses, long-term incentive plan expense, other expenses, amortization of acquisition intangibles and deferred financing costs, tax benefit of stock option exercises, tax legislation adjustment, less the tax effect of these adjustments.

Adjusted Diluted EPS: We define Adjusted Diluted EPS as Adjusted Net Income divided by diluted weighted average common shares outstanding.

Adjusted SG&A: We define Adjusted SG&A as SG&A, adjusted to exclude stock compensation expense, new store pre-opening expenses, non-cash rent, secondary offering expenses, management realignment expenses, long-term incentive plan expense, and other expenses except for the share of losses on equity method investments.

Adjusted SG&A Percent of Net Revenue: We define Adjusted SG&A Percent of Net Revenue as Adjusted SG&A divided by net revenue.

Adjusted Comparable Store Sales Growth: We measure Adjusted Comparable Store Sales Growth as the increase or decrease in sales recorded by the comparable store base in any reporting period, compared to sales recorded by the comparable store base in the prior reporting period, which we calculate as follows: (i) sales are recorded on a cash basis (i.e. when the order is placed and paid for, compared to when the order is delivered), utilizing cash basis point of sale information from stores; (ii) stores are added to the calculation in their 13th full month; (iii) closed stores are removed from the calculation for time periods that are not comparable; (iv) sales from partial months of operation are ignored when stores do not open or close on the first day of the month; and (v) when applicable, we adjust for the effect of the 53rd week. Quarterly, year-to-date and annual adjusted comparable store sales are aggregated using only sales from all whole months of operation included in both the current reporting period and the prior reporting period. When a partial month is excluded from the calculation, the corresponding month in the subsequent period is also excluded from the calculation.

EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted EPS, Adjusted SG&A, Adjusted SG&A Percent of Net Revenue, and Adjusted Comparable Store Sales Growth are not recognized terms under GAAP and should not be considered as an alternative to net income, the ratio of net income to net revenue as a measure of financial performance, SG&A, the ratio of SG&A to net revenue as a measure of financial performance, cash flows provided by operating activities as a measure of liquidity, comparable store sales growth as a measure of operating performance, or any other performance measure derived in accordance with GAAP. Additionally, these measures are not intended to be a measure of free cash flow available for management’s discretionary use as they do not consider certain cash requirements such as interest payments, tax payments and debt service requirements. The presentations of these measures have limitations as analytical tools and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.

Please see “Reconciliation of GAAP to Non-GAAP Financial Measures” below for reconciliations of non-GAAP financial measures used in this release to their most directly comparable GAAP financial measures.

National Vision Holdings, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
As of June 29, 2019 and December 29, 2018
In Thousands, Except Par Value Information
(Unaudited)

ASSETS	As of June 29, 2019	As of December 29, 2018
Current assets:
Cash and cash equivalents	$82,779	$17,132
Accounts receivable, net	57,437	50,735
Inventories	105,660	116,022
Prepaid expenses and other current assets	25,018	30,815
Total current assets	270,894	214,704

Property and equipment, net	380,002	355,117
Other assets:
Goodwill	777,613	777,613
Trademarks and trade names	240,547	240,547
Other intangible assets, net	60,641	64,532
Right of use assets	335,874	—
Other assets	6,265	8,876
Total non-current assets	1,800,942	1,446,685
Total assets	$2,071,836	$1,661,389
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$47,100	$43,642
Other payables and accrued expenses	92,473	81,004
Unearned revenue	26,497	27,295
Deferred revenue	56,371	52,144
Current maturities of long-term debt and finance lease obligations	8,515	7,567
Current operating lease obligations	57,323	—
Total current liabilities	288,279	211,652

Long-term debt and finance lease obligations, less current portion and debt discount	579,087	570,545
Non-current operating lease obligations	320,754	—
Other non-current liabilities:
Deferred revenue	21,711	20,134
Other liabilities	18,482	53,964
Deferred income taxes, net	69,089	61,940
Total other non-current liabilities	109,282	136,038
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value; 200,000 shares authorized; 78,563 and 78,246 shares issued as of June 29, 2019 and December 29, 2018, respectively; 78,484 and 78,167 shares outstanding as of June 29, 2019 and December 29, 2018, respectively	786	782
Additional paid-in capital	679,216	672,503
Accumulated other comprehensive loss	(5,427)	(2,810)
Retained earnings	102,020	74,840
Treasury stock, at cost; 79 shares as of June 29, 2019 and December 29, 2018	(2,161)	(2,161)
Total stockholders’ equity	774,434	743,154
Total liabilities and stockholders’ equity	$2,071,836	$1,661,389

National Vision Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and Comprehensive Income
For the Three and Six Months Ended June 29, 2019 and June 30, 2018
In Thousands, Except Earnings Per Share
(Unaudited)

	Three Months Ended		Six Months Ended
	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
Revenue:
Net product sales	$357,533	$319,408	$740,693	$658,185
Net sales of services and plans	71,918	66,124	149,973	135,322
Total net revenue	429,451	385,532	890,666	793,507
Costs applicable to revenue (exclusive of depreciation and amortization):
Products	145,654	127,731	299,658	258,609
Services and plans	56,852	49,328	114,817	98,904
Total costs applicable to revenue	202,506	177,059	414,475	357,513
Operating expenses:
Selling, general and administrative expenses	182,278	165,627	376,154	336,316
Depreciation and amortization	20,819	17,577	41,234	35,439
Asset impairment	1,790	—	3,872	—
Other expense, net	356	296	829	418
Total operating expenses	205,243	183,500	422,089	372,173
Income from operations	21,702	24,973	54,102	63,821
Interest expense, net	8,968	9,424	18,029	18,737
Earnings before income taxes	12,734	15,549	36,073	45,084
Income tax provision	2,477	3,082	8,387	8,162
Net income	$10,257	$12,467	$27,686	$36,922

Earnings per share:
Basic	$0.13	$0.17	$0.35	$0.49
Diluted	$0.13	$0.16	$0.34	$0.47
Weighted average shares outstanding:
Basic	78,318	75,249	78,262	74,983
Diluted	81,424	77,858	81,437	77,879

Comprehensive income:
Net income	$10,257	$12,467	$27,686	$36,922
Unrealized gain (loss) on hedge instruments	(2,246)	3,359	(3,519)	9,575
Tax provision (benefit) of unrealized gain (loss) on hedge instruments	(576)	861	(902)	2,453
Comprehensive income	$8,587	$14,965	$25,069	$44,044

National Vision Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
For the Six Months Ended June 29, 2019 and June 30, 2018
In Thousands
(Unaudited)

	Six Months Ended
	June 29, 2019	June 30, 2018
Cash flows from operating activities:
Net income	$27,686	$36,922
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	41,234	35,439
Amortization of loan costs	892	858
Asset impairment	3,872	—
Deferred income tax expense	8,239	7,964
Stock based compensation expense	4,717	3,120
Inventory adjustments	2,043	1,322
Bad debt expense	3,865	3,349
Other	1,592	737
Changes in operating assets and liabilities:
Accounts receivable	(10,567)	(5,231)
Inventories	8,319	(5,080)
Other assets	11,391	(599)
Accounts payable	3,458	(2,924)
Deferred revenue	5,804	5,278
Other liabilities	6,734	(1,020)
Net cash provided by operating activities	119,279	80,135
Cash flows from investing activities:
Purchase of property and equipment	(52,103)	(48,684)
Other	315	116
Net cash used for investing activities	(51,788)	(48,568)
Cash flows from financing activities:
Proceeds from exercise of stock options	2,066	3,530
Principal payments on long-term debt	(2,500)	(2,850)
Purchase of treasury stock	—	(860)
Payments on finance lease obligations	(1,190)	(759)
Net cash used for financing activities	(1,624)	(939)
Net change in cash, cash equivalents and restricted cash	65,867	30,628
Cash, cash equivalents and restricted cash, beginning of year	17,998	5,193
Cash, cash equivalents and restricted cash, end of period	$83,865	$35,821

Supplemental cash flow disclosure information:
Cash paid for interest	$17,438	$19,128
Property and equipment accrued at the end of the period	$22,033	$9,264
Right of use assets acquired under finance leases	$9,763	$7,772
Right of use assets acquired under operating leases	$58,528	$—

The following table provides a reconciliation of cash and cash equivalents reported within the condensed consolidated balance sheets to the total of cash, cash equivalents and restricted cash shown above:

	Six Months Ended
	June 29, 2019	June 30, 2018
Cash and cash equivalents	$82,779	$34,642
Restricted cash included in other assets	1,086	1,179
Total cash, cash equivalents and restricted cash	$83,865	$35,821

National Vision Holdings, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
For the Three and Six Months Ended June 29, 2019 and June 30, 2018
In Thousands, Except Per Share Information
(Unaudited)

Reconciliation of Net Income to EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin
	Three Months Ended				Six Months Ended
In thousands	June 29, 2019		June 30, 2018		June 29, 2019		June 30, 2018
Net income	$10,257	2.4%	$12,467	3.2%	$27,686	3.1%	$36,922	4.7%
Interest expense	8,968	2.1%	9,424	2.4%	18,029	2.0%	18,737	2.4%
Income tax provision	2,477	0.6%	3,082	0.8%	8,387	0.9%	8,162	1.0%
Depreciation and amortization	20,819	4.8%	17,577	4.6%	41,234	4.6%	35,439	4.5%
EBITDA	42,521	9.9%	42,550	11.0%	95,336	10.7%	99,260	12.5%

Stock compensation expense (a)	1,741	0.4%	1,524	0.4%	4,717	0.5%	3,120	0.4%
Asset impairment (b)	1,790	0.4%	—	—%	3,872	0.4%	—	—%
New store pre-opening expenses (c)	1,128	0.3%	756	0.2%	2,014	0.2%	1,230	0.2%
Non-cash rent (d)	650	0.2%	745	0.2%	1,849	0.2%	1,273	0.2%
Secondary offering expenses (e)	—	—%	177	—%	—	—%	1,140	0.1%
Management realignment expenses (f)	—	—%	—	—%	2,155	0.2%	—	—%
Long-term incentive plan expense (g)	781	0.2%	—	—%	722	0.1%	—	—%
Other (h)	1,223	0.3%	726	0.2%	2,467	0.3%	1,185	0.1%
Adjusted EBITDA/ Adjusted EBITDA Margin	$49,834	11.6%	$46,478	12.1%	$113,132	12.7%	$107,208	13.5%
Note: Percentages reflect line item as a percentage of net revenue, adjusted for rounding. Some of the percentage totals in the table above do not foot due to rounding differences

Reconciliation of Net Income to Adjusted Net Income
	Three Months Ended		Six Months Ended
In thousands	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
Net income	$10,257	$12,467	$27,686	$36,922
Stock compensation expense (a)	1,741	1,524	4,717	3,120
Asset impairment (b)	1,790	—	3,872	—
New store pre-opening expenses (c)	1,128	756	2,014	1,230
Non-cash rent (d)	650	745	1,849	1,273
Secondary offering expenses (e)	—	177	—	1,140
Management realignment expenses (f)	—	—	2,155	—
Long-term incentive plan expense (g)	781	—	722	—
Other (h)	1,223	726	2,467	1,185
Amortization of acquisition intangibles and deferred financing costs (i)	2,336	2,281	4,594	4,562
Tax benefit of stock option exercises (j)	(1,150)	(1,371)	(1,380)	(4,066)
Tax effect of total adjustments (k)	(2,470)	(1,589)	(5,733)	(3,202)
Adjusted Net Income	$16,286	$15,716	$42,963	$42,164

Reconciliation of Diluted EPS to Adjusted Diluted EPS
	Three Months Ended		Six Months Ended
In thousands	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
Diluted EPS	$0.13	$0.16	$0.34	$0.47
Stock compensation expense (a)	0.02	0.02	0.06	0.04
Asset impairment (b)	0.02	—	0.05	—
New store pre-opening expenses (c)	0.01	0.01	0.02	0.02
Non-cash rent (d)	0.01	0.01	0.02	0.02
Secondary offering expenses (e)	—	—	—	0.01
Management realignment expenses (f)	—	—	0.03	—
Long-term incentive plan expense (g)	0.01	—	0.01	—
Other (h)	0.02	0.01	0.03	0.02
Amortization of acquisition intangibles and deferred financing costs (i)	0.03	0.03	0.06	0.06
Tax benefit of stock option exercises (j)	(0.01)	(0.02)	(0.02)	(0.05)
Tax effect of total adjustments (k)	(0.03)	(0.02)	(0.07)	(0.04)
Adjusted Diluted EPS	$0.20	$0.20	$0.53	$0.54

Weighted average diluted shares outstanding	81,424	77,858	81,437	77,879
Note: Some of the totals in the table above do not foot due to rounding differences

Reconciliation of SG&A to Adjusted SG&A and Adjusted SG&A Percent of Net Revenue
	Three Months Ended				Six Months Ended
In thousands	June 29, 2019		June 30, 2018		June 29, 2019		June 30, 2018
SG&A	$182,278	42.4%	$165,627	43.0%	$376,154	42.2%	$336,316	42.4%
Stock compensation expense (a)	1,741	0.4%	1,524	0.4%	4,717	0.5%	3,120	0.4%
New store pre-opening expenses (c)	1,128	0.3%	756	0.2%	2,014	0.2%	1,230	0.2%
Non-cash rent (d)	650	0.2%	745	0.2%	1,849	0.2%	1,273	0.2%
Secondary offering expenses (e)	—	—%	177	—%	—	—%	1,140	0.1%
Management realignment expenses (f)	—	—%	—	—%	2,155	0.2%	—	—%
Long-term incentive plan expense (g)	781	0.2%	—	—%	722	0.2%	—	—%
Other (l)	776	0.2%	313	0.1%	1,460	0.2%	578	0.1%
Adjusted SG&A/ Adjusted SG&A Percent of Net Revenue	$177,202	41.3%	$162,112	42.0%	$363,237	40.8%	$328,975	41.5%
Note: Percentages reflect line item as a percentage of net revenue

(a)	Non-cash charges related to stock-based compensation programs, which vary from period to period depending on the timing of awards and performance vesting conditions.

(b)	Reflects write-off of property and equipment for the three and six months ended June 29, 2019.

(c)
Pre-opening expenses, which include marketing and advertising, labor and occupancy expenses incurred prior to opening a new store, are generally higher than comparable expenses incurred once such store is open and generating revenue. We believe that such higher pre-opening expenses are specific in nature and are not indicative of ongoing core operating performance. We adjust for these costs to facilitate comparisons of store operating performance from period to period.

(d)	Consists of the non-cash portion of rent expense, which reflects the extent to which our straight-line rent expense recognized under GAAP exceeds or is less than our cash rent payments.

(e)	Expenses related to our secondary public offerings for the three and six months ended June 30, 2018.

(f)	Expenses related to a non-recurring realignment of management described in the Current Report on Form 8-K filed with the SEC on January 10, 2019.

(g)
Expenses pursuant to a long-term incentive plan for non-executive employees who were not participants in the management equity plan. This plan was effective in 2014 following the acquisition of the Company by affiliates of KKR & Co. Inc. (the "KKR Acquisition").

(h)
Other adjustments include amounts that management believes are not representative of our operating performance (amounts in brackets represent reductions in Adjusted EBITDA and Adjusted Net Income), including our share of losses on equity method investments of $0.4 million for each of the three months ended June 29, 2019 and June 30, 2018 and $1.0 million and $0.6 million for the six months ended June 29, 2019 and June 30, 2018 respectively; the amortization impact of the KKR Acquisition-related adjustments (e.g., fair value of leasehold interests) of $0.1 million and $52 thousand for the three months ended June 29, 2019 and June 30, 2018 and $0.2 million and $0.1 million for the six months ended June 29, 2019 and June 30, 2018, respectively; differences between the timing of expense versus cash payments related to contributions to charitable organizations of $(0.3) million and $(0.5) million for the three and six months ended June 30, 2018, respectively; costs of severance and relocation of $0.6 million and $0.3 million for the three months ended June 29, 2019 and June 30, 2018 and $0.8 million and $0.5 million for the six months ended June 29, 2019 and June 30, 2018, respectively; excess payroll taxes related to stock option exercises of $0.1 million and $56 thousand for the three months ended June 29, 2019 and June 30, 2018 and $0.1 million and $0.3 million for the six months ended June 29, 2019 and June 30, 2018, respectively; and other expenses and adjustments totaling $(31) thousand and $0.2 million for the three months ended June 29, 2019 and June 30, 2018 and $0.3 million and $0.2 million the six months ended June 29, 2019 and June 30, 2018, respectively.

(i)
Amortization of the increase in carrying values of definite-lived intangible assets resulting from the application of purchase accounting to the KKR Acquisition of $1.9 million for each of the three months ended June 29, 2019 and June 30, 2018 and $3.7 million for each of the six months ended June 29, 2019 and June 30, 2018. Amortization of deferred financing costs is primarily associated with the March 2014 term loan borrowings in connection with the KKR Acquisition and, to a lesser extent, amortization of debt discounts associated with the May 2015 and February 2017 incremental First Lien - Term Loan B and the November 2017 First Lien - Term Loan B refinancing, aggregating to $0.5 million and $0.4 million for the three months ended June 29, 2019 and June 30, 2018 and $0.9 million and $0.8 million for the six months ended June 29, 2019 and June 30, 2018.

(j)
Tax benefit associated with accounting guidance adopted at the beginning of fiscal year 2017 (Accounting Standards Update 2016-09, Compensation - Stock Compensation), requiring excess tax benefits to be recorded in earnings as discrete items in the reporting period in which they occur.

(k)	Represents the income tax effect of the total adjustments at our combined statutory federal and state income tax rates.

(l)
Reflects other expenses in (h) above, except for our share of losses on equity method investments of $0.4 for each of the three months ended June 29, 2019 and June 30, 2018 and $1.0 million and $0.6 million for the six months ended June 29, 2019 and June 30, 2018, respectively and facility opening expenses of $47 thousand for each of the three and six months ended June 30, 2018, which are non-SG&A expenses.

Reconciliation of Adjusted Comparable Store Sales Growth to Total Comparable Store Sales Growth
	Comparable store sales growth (a)
	Three Months Ended June 29, 2019	Three Months Ended June 30, 2018	Six Months Ended June 29, 2019	Six Months Ended June 30, 2018	2019 Outlook
Owned & Host segment
America’s Best	4.5%	10.2%	6.4%	7.2%
Eyeglass World	5.2%	9.5%	5.9%	7.8%
Military	0.3%	(5.2)%	(2.2)%	(1.1)%
Fred Meyer	(5.3)%	5.2%	(7.5)%	5.6%
Legacy segment(b)	0.4%	4.4%	1.1%	3.8%

Total comparable store sales growth	4.4%	10.4%	5.4%	7.5%	3.5 - 5.5%
Adjusted comparable store sales growth(c)	3.8%	8.8%	5.3%	6.5%	3 - 5%

(a)
We calculate total comparable store sales based on consolidated net revenue excluding the impact of (i) Corporate/Other segment net revenue, (ii) sales from stores opened less than 13 months, (iii) stores closed in the periods presented, (iv) sales from partial months of operation when stores do not open or close on the first day of the month and (v) if applicable, the impact of a 53rd week in a fiscal year. Brand-level comparable store sales growth is calculated based on cash basis revenues consistent with what the CODM reviews, and consistent with reportable segment revenues presented in Note 9. “Segment Reporting” in our unaudited condensed consolidated financial statements included in Part 1. Item 1. in our Quarterly Report on Form 10-Q, with the exception of the legacy segment, which is adjusted as noted in clause (c) (ii) below.

(b)
As a result of changes in applicable California law, certain optometrists employed by FirstSight Vision Services Inc. (“FirstSight”) were transferred to a professional corporation that contracts directly with our legacy segment in the fourth quarter of 2018, similar to optometrist transfers that occurred in the third quarter of 2017. Incremental eye exam revenue as a result of these changes in operations at FirstSight drove a favorable impact to comparable store sales growth in the Legacy segment of approximately 180 basis points and 195 basis points for the three months ended June 29, 2019 and June 30, 2018 and 185 basis points and 200 basis points for the six months ended June 29, 2019 and June 30, 2018, respectively.

(c)
There are two differences between total comparable store sales growth based on consolidated net revenue and adjusted comparable store sales growth: (i) adjusted comparable store sales growth includes the effect of deferred and unearned revenue as if such revenues were earned at the point of sale, resulting in a decrease of 0.4% and 1.5% from total comparable store sales growth based on consolidated net revenue for the three months ended June 29, 2019 and June 30, 2018, respectively, and an increase of 0.2% and a decrease of 1.0% from total comparable store sales growth based on consolidated net revenue for the six months ended June 29, 2019 and June 30, 2018, respectively, and (ii) adjusted comparable store sales growth includes retail sales to the legacy partner’s customers (rather than the revenues recognized consistent with the management & services agreement with the legacy partner), resulting in a decrease of 0.2% and 0.1% from total comparable store sales growth based on consolidated net revenue for the three months ended June 29, 2019 and June 30, 2018, respectively, and a decrease of 0.3% from total comparable store sales growth based on consolidated net revenue for the six months ended June 29, 2019.

Investors:

National Vision Holdings, Inc.
David Mann, CFA, Vice President of Investor Relations
(470) 448-2448
investor.relations@nationalvision.com

Media:

National Vision Holdings, Inc.
Kristina Gross, Director of Communications
(470) 448-2355
media@nationalvision.com